[LETTERHEAD OF PRITCHETT, SILER & HARDY, P.C.]


                                                       January 22, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549


Ladies and Gentlemen:

We have read the statements of Birch Financial, Inc. pertaining to our firm included under Item 4 of Form 8-K dated January 18, 2002 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.